As filed with the Securities and Exchange Commission on November 5, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOUTHERN UNION COMPANY
(Exact name of Registrant as specified in its Charter)

                                                                                                       Delaware                                                                                                    75-0571592
                                                                                                                      (State or other Jurisdiction of                                                                                    (I.R.S. Employer
                                                                                                      Incorporation or Organization)                                                                                 Identification No.)

5444 Westheimer Road
Houston, Texas 77056
(713) 989-2000
(Address of Principal Executive Offices)

Southern Union Company Third Amended and Restated
2003 Stock and Incentive Plan
(Full title of the Plan)

                                                                                                     Copy to:

                                                                                                                 Robert M. Kerrigan, III                                                                                       Seth M. Warner, Esq.
                                                                                                        Vice President, Assistant General Counsel & Secretary                                                 Locke Lord Bissell & Liddell LLP
                                                                                                                  5444 Westheimer Road                                                                            401 9th St., N.W., Suite 400 South
                                                                                                                  Houston, Texas 77056                                                                                     Washington, DC  20004
                                                                                                               (713) 989-7816                                                                                                 (202) 220-6900
                                                                                               (Name, address and telephone number, including area code,
                                                                                                     of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                                                                        Accelerated filer  ⁪                                        Non-accelerated filer  ⁪                                          Smaller reporting company  ⁪
                                                                                   (Do not check if a smaller
                                                                                      reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $1.00 par value	2,000,000 shares	$19.41	$38,820,000	$2,167

DC1 25785v.1

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)
This amount was calculated in accordance with Rule 457(c) of the Securities Act and based on the average of the high and low sale prices of the Registrant’s common stock as reported on the New York Stock Exchange on November 3, 2009.

The prospectus included in this Registration Statement is a combined prospectus that also relates to an aggregate of 7,000,000 shares of common stock previously registered under the Registrant’s registration statement on Form S-8 filed on February 5, 2004 (File No. 333-112527) and 2,000,000 shares of common stock previously registered under the Registrant’s registration statement on Form S-8 filed on November 8, 2006 (File No. 333-138524).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 2,000,000 shares of Southern Union Company common stock, par value $1.00 per share, authorized for issuance pursuant to the Southern Union Company Third Amended and Restated 2003 Stock and Incentive Plan (the “Plan”). These shares represent additional shares that have become authorized for issuance as a result of the adoption of amendments to the Plan approved by Southern Union’s board of directors and stockholders.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of registration statements on Form S-8 (File Nos. 333-138524 and 333-112527) previously filed by Southern Union Company with respect to shares of its common stock offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
EXHIBITS

Item 8.                 Exhibits.

Exhibit No.              Description

4.1                             Third Amended and Restated 2003 Stock and Incentive Plan (Filed as Appendix I to Southern Union Company's proxy statement on schedule 14A filed on April 16, 2009 and incorporated herein by reference)
5.1                             Opinion of Locke Lord Bissell & Liddell, LLP
23.1                           Consent of PricewaterhouseCoopers LLP
23.2                           Consent of PricewaterhouseCoopers LLP
23.3                           Consent of Locke Lord Bissell & Liddell, LLP (included in Exhibit 5 hereto)
24.1                           Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 5, 2009.

                                                                                                   SOUTHERN UNION COMPANY

                                                                                                                                By: /s/ George L. Lindemann*
                                                                                    George L. Lindemann
                                                                                                                          Chairman of the Board and Chief Executive
                                                                                                             Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 5, 2009.

                      Signature/Name                                                                                                                                     Title

/s/ George L. Lindemann*                                                                                                     Chairman of the Board and Chief Executive Officer
George L. Lindemann                                                                                                                                (Principal Executive Officer)

/s/ Richard N. Marshall*                                                                                      Senior Vice President and Chief Financial Officer
Richard N. Marshall                                                                                                                                   (Principal Financial Officer)

/s/ George E. Aldrich*                                                                                                                       Senior Vice President and Controller
George E. Aldrich                                                                                                                                        (Chief Accounting Officer)

/s/ Michal Barzuza*                                                                                                                                                      Director
Michal Barzuza

/s/ David Brodsky*                                                                                                                                                       Director
David Brodsky

/s/ Frank W. Denius*                                                                                                                                                    Director
Frank W. Denius

/s/ Kurt A. Gitter, M.D.*                                                                                                                                               Director
Kurt A. Gitter, M.D.

/s/ Eric D. Herschmann *                                                                                                                                              Director
Eric D. Herschmann

/s/ Herbert H. Jacobi*                                                                                                                                                   Director
Herbert H. Jacobi

/s/ Thomas N. McCarter, III*                                                                                                                                       Director
Thomas N. McCarter, III

/s/ George Rountree, III*                                                                                                                                              Director
George Rountree, III

/s/ Allan D. Scherer*                                                                                                                                                     Director
Allan D. Scherer
_____________________
* pursuant to power of attorney

By: /s/ Robert M. Kerrigan, III                                                                                              Vice President, Assistant General Counsel & Secretary
Robert M. Kerrigan, III                                                                                                                                      Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number                Description

5.1                        Opinion of Locke Lord Bissell & Liddell, LLP

23.1                      Consent of PricewaterhouseCoopers LLP

23.2                      Consent of PricewaterhouseCoopers LLP

23.3                      Consent of Locke Lord Bissell & Liddell, LLP (included in Exhibit 5 hereto)

24.1                      Power of Attorney